Exhibit 3

Leader Talking Points

Instructions

Attached you will find the talking points that have been created for our Senior Leaders across NXP. As a senior leader, you are expected to take responsibility in keeping the lines of communication open with your employees. These talking points are intended to provide a structured message for you to effectively communicate with your team about what we know and ensure that our employees continue stay focused on current priorities and meeting and surpassing the expectations of our customers.

Some important reminders:

•	With the announcement of this transaction, U.S. Securities laws require the company to publicly disclose through the Security and Exchange Commission (SEC) any written communication related to the proposed acquisition. Thus, please do not create any written information related to the announcement and only use the documents you will find posted on the Integration Hub website. Examples of written material you should not create as they relate to the acquisition, include presentations, meeting handouts, documents, Internet / Social Media (blogs, links, internet communications).

•	While it is important that you engage with your employees during this time, you should not hold regular townhalls just to discuss the acquisition. Instead, continue scheduling townhalls with your organization to discuss pertinent business information and keep the flow of communications with your employees. In other words: manage as much “business as usual” as possible. As appropriate, you can also review any acquisition updates provided by the Integration Team.

Finally, as a senior leader, it is important to communicate in an honest, empathetic and optimistic manner. It’s not always easy to be in front of your employees when things are uncertain. But your employees need to be listened to and heard. Solicit their thoughts and feelings about what’s going on. These are their reality and it’s important to them. Remember that you don’t have to have all the answers to engage employees in discussions. You can direct them to the Integration Hub to submit their questions and to share their feedback with the Integration Team.

Introduction

•	Earlier today, we announced that NXP has agreed to be acquired by Qualcomm. This will create the industry powerhouse to focus on Secure Connections for a Smarter World.

•	The combining of NXP into Qualcomm is based on compelling strategic logic that brings together two highly successful and complementary businesses to create a premier semiconductor industry leader. With unique leadership positions in Wireless technologies, Security and Processing, the union is ideally positioned to address the emerging trends of ADAS and Autonomous Vehicles, the Internet of Things (IoT) and the 5G revolution.

•	I’ll tell you as much as I know, but please realize there are many questions for which we don’t have definitive answers.

•	As the transaction is subject to regulatory approvals and other closing conditions, the merger will likely close at the end of calendar 2017.

Qualcomm at a Glance

•	Qualcomm is a world leader in smartphone SOCs and 3G/4G/5G modems with a 30+ year track record of innovation and delivering transformative technology.

•	Qualcomm is helping connect the world of devices by bringing 5G to market and delivering intelligent, connected platforms into industries such as mobile, automotive, computing, IOT and healthcare.

•	In FY15, Qualcomm achieved $25.3B in revenue and $5.8B in operating income. Qualcomm shipped 932M MSM chipsets and approximately 5B chips overall.

•	Qualcomm has approximately 30,000 employees and ~200 office locations worldwide.

•	Qualcomm has a long history of innovation and has served the industry as an R&D engine. Qualcomm has invested ~$41B in cumulative R&D (1985- Q2 FY16), more than $33B of which was in the last decade (FY06-15), to drive the evolution of wireless communications. Qualcomm’s R&D investment drives technology and IP creation which they deploy at global scale.

•	Qualcomm has more than 120,000 patents and pending patent applications worldwide, and filed more than 3,500 patent applications in the U.S. in FY2015.

Why a Transaction?

NXP has agreed to be acquired by Qualcomm creating the semiconductor industry powerhouse. The transaction has substantial strategic and financial benefits:

•	Complementary technology leadership in strategically important areas: The transaction combines Qualcomm’s leadership in low-power advanced computing, connectivity and communications systems with NXP’s complementary leadership in general purpose and automotive grade processing, security, automotive safety sensors and RF; enabling more complete system solutions.

•	Mobile: A leader in mobile SoCs, 3G/4G/5G modems and security.

•	Automotive: A leader in global automotive semiconductors, including ADAS, infotainment, safety systems, body & networking, powertrain & chassis and secure access.

•	IoT and Security: A leader in broad-based MCUs, secure identification, mobile transactions, payment cards and transit; strength in application processors and connectivity systems.

•	Networking: A leader in network processors for wired and wireless communications and RF sub-segments, Wave-2 11ac/11ad, RF power and BTS systems.

•	Enhanced go-to-market capabilities to serve our customers: The combination of Qualcomm and NXP’s deep customer and ecosystem relationships and distribution channels enables the ability to deliver leading products and platforms at scale in mobile, automotive, IoT, industrial, security and networking.

•	Shared track record of innovation and commitment to operational discipline: Both companies have demonstrated a strong commitment to technology leadership and best-in-class product portfolios with focused investments in R&D. Qualcomm and NXP have both taken action to position themselves for profitable growth, while maintaining financial and operational discipline.

Approach for the Integration

•	Qualcomm has one of the largest and most geographically diversified supply chains in the industry, driving investment in leading nodes while having cost leadership. While Qualcomm has traditionally had a fabless model, Qualcomm will be assuming fab operations under the joint venture with TDK. Qualcomm also recognizes that NXP’s factories have been an important factor in NXP’s success and plans to continue to operate with that model going forward.

•	Qualcomm attaches great importance to the skills, knowledge and expertise of NXP’s existing management and employees - it’s one of the reasons they are excited about this deal. Qualcomm expects the vast majority of NXP’s team will have the opportunity to be integrated into Qualcomm and have new opportunities for advancement and growth. Overall, one of the guiding principles of the integration will be to create the best team for the combined company, which means considering the right talent from both organizations.

•	As with any acquisition, there will likely be some overlap in functions, however we are at a very early stage of the transaction. We are immediately launching a rigorous integration planning effort to ensure a seamless integration to ensure that, after the transaction closes, we are structured to best serve our customers and for ongoing success. Until then, both companies will continue to operate independently of each other.

•	Please note that we are in the very early stages of this transaction and it is not expected to close until the end of calendar 2017. For now, and until the close of the transaction, it will be business as usual, and all of us should continue to be focused on our current responsibilities, and remain committed to meeting and surpassing the expectations of our customers. It is important to remember that this transaction is about growth and new opportunities - not cost cuts. It is critical that we maintain the strong momentum we have worked so hard to establish as a team.

What Happens Next?

•	For now, and until the close of the transaction, it will be business as usual, and all of us should focus on our current responsibilities, and remain committed to meeting and surpassing the expectations of our customers.

•	It is imperative we continue to finish other key initiatives, including the divestiture of Nexperia and activities related to the Freescale and NXP Integration, such as entity consolidation.

•	We are immediately launching a rigorous integration planning effort to ensure a seamless integration. Over the next several months, an integration team comprised of Qualcomm and NXP representatives will carefully analyze the operations of our two companies and develop transition plans and approaches to ensure that we are best structured to meet the needs of our customers.

•	Until further notice, the integration contact points in NXP will be Henri Ardevol, Sean Pitonak, Maarten Dirkzwager, and Karen Rapp

•	While we are very early in the process, we expect the vast majority of the NXP team will have the opportunity to be integrated into the new company.

•	There is relatively low product overlap between the two companies and it is important to understand that the reason for the combination of NXP and Qualcomm is the complimentary products that the combined entity would offer.

•	Let me emphasize that we have reached this exciting milestone for our business as a result of your hard work, dedication and talent. Right now, it is important that we all stay focused on serving our customers and doing our jobs to the best of our ability. It is critical that we maintain the strong momentum we have worked so hard to establish as a team.

•	We are committed to communicating more with you as it is appropriate to do so.

•	Thank you for your hard work, and let’s stay focused on closing out 2016 by meeting and exceeding our commitments.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS COMMUNICATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE TENDER OFFER AND RELATED TRANSACTIONS, INCLUDING THE TIMING OF THE COMPLETION OF THE TRANSACTION AND THE EXPECTED BENEFITS OF THE PROPOSED TRANSACTION. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE ONLY TO HISTORICAL OR CURRENT FACTS. FORWARD-LOOKING STATEMENTS OFTEN USE WORDS SUCH AS “ANTICIPATE”, “TARGET”, “EXPECT”, “ESTIMATE”, “INTEND”, “PLAN”, “GOAL”, “BELIEVE”, “HOPE”, “AIM”, “CONTINUE”, “WILL”, “MAY”, “WOULD”, “COULD” OR “SHOULD” OR OTHER WORDS OF SIMILAR MEANING OR THE NEGATIVE THEREOF. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL PLANS AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND RELATED TRANSACTIONS ON THE COMPANY’S BUSINESS RELATIONSHIPS (INCLUDING, WITHOUT LIMITATION, PARTNERS AND CUSTOMERS), OPERATING RESULTS AND BUSINESS GENERALLY; THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE PURCHASE AGREEMENT, AND THE RISK THAT THE PURCHASE AGREEMENT MAY BE TERMINATED IN CIRCUMSTANCES THAT REQUIRE THE COMPANY TO PAY TERMINATION COMPENSATION; THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE COMPANY RELATED TO THE PURCHASE AGREEMENT; UNCERTAINTIES AS TO THE NUMBER OF SHAREHOLDERS OF THE COMPANY WHO MAY TENDER THEIR SHARES IN THE TENDER OFFER; THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE TRANSACTION, INCLUDING THE RECEIPT OF ALL REGULATORY APPROVALS RELATED TO THE TRANSACTION (AND ANY CONDITIONS, LIMITATIONS OR RESTRICTIONS PLACED ON THESE APPROVALS); RISKS THAT THE TENDER OFFER AND RELATED TRANSACTIONS DISRUPT CURRENT PLANS AND OPERATIONS AND THE POTENTIAL DIFFICULTIES IN EMPLOYEE RETENTION AS A RESULT OF THE PROPOSED TRANSACTIONS; THE EFFECTS OF LOCAL AND NATIONAL ECONOMIC, CREDIT AND CAPITAL MARKET CONDITIONS ON THE ECONOMY IN GENERAL, AND OTHER RISKS AND UNCERTAINTIES; AND THOSE RISKS AND UNCERTAINTIES DISCUSSED FROM TIME TO TIME IN OUR OTHER REPORTS AND OTHER PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS AND ASSESSMENTS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, BUSINESS STRATEGIES, OPERATING ENVIRONMENT, FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES APPROPRIATE. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES BECAUSE THEY RELATE TO EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE. THE FACTORS DESCRIBED IN THE CONTEXT OF SUCH FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT COULD CAUSE THE COMPANY’S PLANS, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, INDUSTRY RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH IT IS BELIEVED THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND PERSONS READING THIS ANNOUNCEMENT ARE THEREFORE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS AT THE DATE OF THIS ANNOUNCEMENT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT (WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE), EXCEPT AS REQUIRED BY APPLICABLE LAW.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT MAY IMPACT OUR EXPECTATIONS AND PROJECTIONS IN THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND IN ITS REPORTS ON FORM 6-K. OUR SEC FILINGS ARE AVAILABLE PUBLICLY ON THE SEC’S WEBSITE AT WWW.SEC.GOV, ON OUR WEBSITE AT WWW.NXP.COM/INVESTOR.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THE TENDER OFFER FOR THE OUTSTANDING COMMON SHARES OF NXP SEMICONDUCTORS N.V. (THE “COMPANY”) HAS NOT YET COMMENCED. THIS COMMUNICATION IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY COMMON SHARES OF THE COMPANY WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. INTEND TO FILE WITH THE SEC. IF THE TENDER OFFER IS COMMENCED, QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, AND THEREAFTER THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY BECOME AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE MATERIALS (WHEN AVAILABLE) WILL BE SENT FREE OF CHARGE TO COMPANY SHAREHOLDERS AND MAY ALSO BE OBTAINED FROM THE COMPANY WEBSITE, HTTP://WWW.NXP.COM/INVESTOR. IN ADDITION, ALL OF THESE MATERIALS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.